UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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TRAILER BRIDGE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TRAILER BRIDGE, INC.

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Trailer Bridge, Inc.:

The Annual Meeting of Stockholders of Trailer Bridge, Inc., a Delaware corporation (the “Company”), will be held at the offices of Sheppard Mullin Richter & Hampton LLP at 30 Rockefeller Plaza, 24th Floor, New York, NY 10112, at 1:00 pm on Thursday, May 27, 2010 for the following purposes:

(1)	To elect the six director nominees named in the attached Proxy statement to serve as directors of the Company until the next Annual Meeting of Stockholders.

(2)	To amend the Company’s Stock Incentive Plan.

(3)	To amend the Company’s Non-Employee Director Stock Incentive Plan.

(4)	To ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accountants for the year ending December 31, 2010.

(5)	To transact such other business as may properly be presented at the Annual Meeting or any adjournment thereof.

A proxy statement with respect to the Annual Meeting accompanies and forms a part of this Notice. The Company’s Annual Report to Stockholders for the year ended December 31, 2009 also accompanies this Notice.

The Board of Directors has fixed the close of business on April 13, 2010, as the record date for determining stockholders entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof. Each holder of shares of the Company’s Common Stock is entitled to one (1) vote for each share of Common Stock held on the record date.

This Proxy Statement and accompanying form of proxy are first being made available to stockholders via U.S. Mail on or about May 3, 2010.

By order of the Board of Directors,

WILLIAM G. GOTIMER, JR.

Executive Vice President,

General Counsel and Secretary

Jacksonville, Florida

April 23, 2009

PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND

RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER

OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING.

***IMPORTANT NOTICE***

Regarding Internet Availability of Proxy Materials

for the Annual Meeting to be held on May 27, 2010.

The Proxy Statement, Form of Proxy and Annual Report to security holders are available at

www.trailerbridge.com/proxy.

A stockholder who would like to obtain directions to the annual meeting may contact the Secretary of the

Company at the principal executive offices of the Company.

TRAILER BRIDGE, INC.

10405 NEW BERLIN ROAD EAST

JACKSONVILLE, FLORIDA 32226

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Trailer Bridge, Inc., a Delaware corporation (the “Company” or “Trailer Bridge”), of proxies for use at the 2010 Annual Meeting of Stockholders of the Company to be held on Thursday, May 27, 2010 and any adjournment thereof (the “Annual Meeting”). This Proxy Statement and accompanying form of proxy are first being sent to stockholders on or about May 3, 2010.

The Company’s Common Stock, $0.01 par value (the “Common Stock”) is the only issued and outstanding class of Common Stock. Only stockholders of record at the close of business on April 13, 2010 are entitled to notice of and to vote at the Annual Meeting. As of the record date, the Company had 12,044,080 shares of Common Stock outstanding and entitled to vote.

VOTING RIGHTS AND PROCEDURES

Shares represented by an effective proxy given by a stockholder will be voted as directed by the stockholder. If a properly signed proxy form is returned to the Company and is not marked, it will be voted in accordance with the recommendation of the Board of Directors on all proposals. A stockholder giving a proxy may revoke it at any time prior to the voting of the proxy by giving written notice to the Secretary of the Company, by executing a later dated proxy or by attending the Annual Meeting and voting in person.

Each share of Common Stock is entitled to one vote. The holders of a majority of the shares, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Abstentions will be treated as shares that are present and entitled to vote at the meeting and, thus, have the same effect as a vote against a matter. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Your broker is no longer able to vote your shares with respect to the election of directors if you have not provided directions to your broker.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and such election inspectors will determine whether or not a quorum is present.

The Board of Directors knows of no matters to be presented at the Annual Meeting other than those set forth in the Notice of 2010 Annual Meeting of Stockholders enclosed herewith. However, if any other matters do come before the meeting, it is intended that the holders of the proxies will vote thereon in their discretion. Any such other matter will require for its approval the affirmative vote of the holders of Common Stock having a majority of the votes present in person or represented by proxy at the Annual Meeting, provided a quorum is present, or such greater vote as may be required under the Company’s Certificate of Incorporation, the Company’s By-laws or applicable law. A list of stockholders as of the record date will be available for inspection at the Annual Meeting and for a period of ten days prior to the Annual Meeting at the Company’s offices in Jacksonville, FL.

The Company does not have a formal policy requiring directors to attend annual meetings. Six directors attended the 2009 Annual Meeting.

OWNERSHIP OF THE CAPITAL STOCK OF THE COMPANY

The following table sets forth information with respect to the number of shares of Common Stock beneficially owned by (i) each director or nominee for director of the Company, (ii) the executive officers of the Company, (iii) all directors, nominees and executive officers of the Company as a group, and (iv) based on information available to the Company and a review of statements filed with the Commission pursuant to Section 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each person that owns beneficially (directly or together with affiliates) more than 5% of the Common Stock as of April 13, 2010. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of the Common Stock indicated as beneficially owned by them, except as otherwise noted. No shares have been pledged as security by directors, nominees or executive officers except as noted below.

Name(1)	Outstanding Common Stock		Right to Acquire Common Stock		Common Stock and Right to Acquire Common Stock	Percent of Outstanding Voting Stock (2)
Malcom P. McLean, Jr. (12)	1,512,274	(8)	-		1,512,274	12.6%
Greggory B. Mendenhall (12)	1,480,935		-		1,480,935	12.3%
Nancy McLean Parker (3)(12)	1,439,423		-		1,439,423	12.0%
John D. McCown	1,377,225		-		1,377,225	11.4%
Clara L. McLean (4)(12)	1,334,500		-		1,334,500	11.1%
Irena Z. McLean (5)	1,019,952		-		1,019,952	8.5%
Douglas E. Schimmel	235,000		-		235,000	2.0%
Mark A. Tanner	30,452	(10)	81,200	(6)	111,652	*
William G. Gotimer, Jr.	15,338	(9)	89,700	(6)	105,038	*
Allen L. Stevens	99,850	(11)	-		99,850	*
J. Edward Morley	27,785		42,800	(6)	70,585	*
Robert P. Burke	79,255		-		79,255	*
Ivy B. Suter	60,827		-		60,827	*
Adam E. Gawrysh, Jr.	432		34,900	(6)	35,332	*
Nickel van Reesema	2,200		12,500	(7)	14,700	*
All directors, nominees and executive officers as a group	4,921,573		261,100		5,182,673	42.1%
(12 persons)

*	Less than 1%

(1) The address of each owner is 10405 New Berlin Road E., Jacksonville, Florida 32226 unless otherwise shown in notes to the table.

(2) The percentages in this column have been computed in accordance with Rule 13d-3 under the Exchange Act. Therefore, the percentages assume the acquisition by the person shown (but not by anyone else) of shares issuable upon exercise of stock options that are presently exercisable or become exercisable within 60 days from April 13, 2010.

(3) The address of Nancy McLean Parker is 39 Crescent Trail #19, Highlands, North Carolina 28741.

(4) The address of Clara L. McLean is 170 Frye Road, Pinehurst, NC, 28374.

(5) The address of Irena Z. McLean is c/o McCullough, Goldberg & Staudt, LLP, 1311 Mamaroneck Avenue, Suite 340, White Plains, New York 10605. Includes 294,952 shares that are held by a trust for the benefit of her nieces and nephews under Paragraph J of Article III of the Last Will and Testament of Malcom P. McLean, of which Irena Z. McLean is trustee. As trustee of the trust, Irena Z. McLean has sole voting and dispositive power over these shares. However, Mrs. McLean expressly disclaims beneficial ownership of these shares.

(6) Consists of options to acquire shares under the Company’s Incentive Stock Plan that are presently exercisable or become exercisable within 60 days.

(7) Consists of options to acquire shares under the Company’s Non-Employee Incentive Stock Plan that are presently exercisable or become exercisable within 60 days from April 13, 2010.

(8) 1,443,922 of the shares beneficially owned have been pledged as security for a margin account.

(9) 1,238 of the shares beneficially owned have been pledged as security for a margin account. As of the date of this proxy statement there was no margin debt outstanding.

(10) 28,452 of the shares beneficially owned have been pledged as security for a margin account. As of the date of this proxy statement there was no margin debt outstanding.

(11) 48,850 of the shares beneficially owned have been pledged as security for a margin account. As of the date of this proxy statement there was no margin debt outstanding.

(12) Pursuant to Schedule 13D/A filed on November 21, 2007 and amended on June 15, 2009, the shares are held as a member of a group. The members have an informal and unwritten understanding that they will vote as a group.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than ten-percent stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during 2009 all applicable Section 16(a) filing requirements were complied with by the officers, directors, and greater than ten-percent beneficial owners except for one Form 4 inadvertently filed late by Allen L. Stevens reporting the purchase of 10,000 shares of common stock.

ELECTION OF DIRECTORS

Effective as of the conclusion of the Annual Meeting, the number of directors of the Company, as determined by the Board of Directors under Article III of the Company’s By-laws, will be six. Each director holds office until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

Directors are elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote for the election of directors, provided a quorum is present. Stockholders are not allowed to cumulate their votes in the election of directors. Shares represented at the Annual Meeting in person or by proxy but withheld or otherwise not cast for the election of directors will have no effect on the outcome of the election.

The nominees for whom the enclosed proxy is intended to be voted are set forth below. Each nominee for election as director serves as a director of the Company as of the date of this Proxy Statement. It is not contemplated that any of these nominees will be unavailable for election, but if such a situation should arise, the proxy will be voted in accordance with the best judgment of the proxy holder for such person or persons as may be designated by the Board of Directors.

A majority of the Company’s Board of Directors are independent, as defined by NASDAQ. The Board of Directors has determined that Robert P. Burke, Nickel van Reesema, Douglas E. Schimmel and Allen L. Stevens, each of whom is standing for re-election at the Annual Meeting, qualify as independent directors, as defined by NASDAQ.

The following biographies of our director nominees include their ages (as of April 22, 2010); an account of their specific business experience; the names of publicly held and certain other corporations of which they also are, or have been within the past five years, directors; and a discussion of their specific experience, qualifications, attributes or skills that led to the conclusion that they should serve as directors.

Nominees for Election as Directors

Name	Age	Business Experience During Past Five Years and Other Information

Robert P. Burke	50	Mr. Burke became a director in August 2005. Mr. Burke is currently a private investor in the maritime industry. Mr. Burke was most recently CEO of Chembulk Management, an owner and operator of a fleet of modern chemical tankers. Prior to that, Mr. Burke was CEO of Great Circle Capital from 2000-2005, a $120 million private equity firm specializing in maritime transportation investments that are funded by the Overseas Private Investment Corporation, an independent development agency, and private investors. Prior to Great Circle, Mr. Burke was a Managing Director at GE Capital, in charge of their Marine Transportation Group. Mr. Burke serves on the Audit, Nominating and Compensation Committees. Mr. Burke is a graduate of the U.S. Merchant Marine Academy at Kings Point, N.Y. and has a MBA from Columbia Business School.

		Mr. Burke brings leadership and industry experience to our Board from his former position as the CEO of a worldwide chemical tanker operator, Chembulk Management. He also brings finance experience to our Board from his former positions as a maritime lending executive of GE Capital and CEO of a marine private equity firm. Mr. Burke also brings finance experience through his endeavors as a private investor.

Malcom P. McLean Jr. (1)	58	Mr. McLean, a director since May 2002, is the owner of MPM Investments and the President of MPM Properties, Inc., a commercial real estate development company in Alabama. Since 1987, he has owned and managed various businesses in the restaurant and real estate field. From 1978 to 1986, Mr. McLean worked in various capacities at U.S. Lines, Inc., a large international container shipping company, where he was President from 1984 to 1986. Mr. McLean is the son of the late founder of Trailer Bridge and the brother-in-law of Greggory B. Mendenhall. He was also a director of Kadampanattu Corp.

		Mr. McLean brings industry and global experience to our Board through his former positions as president and executive of a major international container shipping company.

Greggory B. Mendenhall (1)	65	Mr. Mendenhall, a director since May 2002, is special counsel with the law firm of Sheppard, Mullin, Richter & Hampton LLP. Prior to 2003 he was managing partner of the New York office of Schnader Harrison Segal & Lewis LLP, where he had practiced law for more than ten years. Mr. Mendenhall worked at U.S. Lines, a large international container shipping company, where he was a director and Vice President, Marine Operations from 1980-1986. Mr. Mendenhall is also an independent director since December 2007 of GS Maritime Holding, LLC., the parent company of United Maritime Group, LLC. which provides U.S.-flag transportation, storage and transfer of dry bulk commodities. Mr. Mendenhall has a JD from The George Washington University Law School and a BA from Brigham Young University. Mr. Mendenhall has worked in the maritime industry for over 30 years and has specifically been involved with container shipping since 1980. He has been an officer, director, investor and counsel to many maritime companies in the industry and has a broad knowledge of the U.S.-flag industry, regulations and programs.

		Mr. Mendenhall brings legal experience to our Board from practicing law for over twenty years with an emphasis on maritime law and governmental relations. He also brings to our Board industry and global experience through his former position as a maritime executive of a leading worldwide container shipping company.

Douglas E. Schimmel	44	Mr. Schimmel, a director since August 2007, is a Managing Director/Portfolio Manager at Sandler Capital Management, a New York City based investment advisor that manages both hedge funds and private equity funds. Through its various on-shore and off-shore funds, Sandler manages approximately $1.1 billion in assets. Mr. Schimmel, who joined Sandler in 1994, is a research analyst and leads credit analysis for the hedge funds. Prior to joining Sandler Capital, he was an equity research analyst at Merrill Lynch, covering and publishing research in the cable television and broadcasting industries. Before that, Mr. Schimmel was an analyst/portfolio manager at Wertheim Schroeder & Company specializing in media, telecommunications and package food and beverage company investments. Mr. Schimmel is a director and serves on the audit committee of Multivision Communications Corp., a public company trading on the TSX Venture Exchage, providing subscription television service in Bolivia. He has a B.A. from the University of Miami. Mr. Schimmel serves on the Compensation, Audit and Nominating Committees.

		Mr. Schimmel brings financial experience to our Board through his current position as a managing director of a large investment advisor to hedge and private equity funds and also through his role as a director of a public company.

Allen L. Stevens	66	Mr. Stevens, Chairman since August 2008 and a director since May 2002, owns and manages several private companies with interests in real estate and grain handling. Mr. Stevens has been involved in the maritime industry for over 30 years at Sea-Land Service and McLean Industries, Inc., container shipping companies. Mr. Stevens also serves as a partner of Club Quarters, an urban business hotel he co-founded. He is a graduate of the University of Michigan and Harvard Law School. Mr. Stevens is a director of Subsea 7, Inc., a public company, providing worldwide underwater construction services to the oil and gas industry. Mr. Stevens serves on the Compensation, Audit and Nominating Committees.

		Mr. Stevens brings industry and technology experience to our Board from his former position as an executive of major international container shipping companies; as the former executive of shipbuilding companies; and as a director of a major subsea contractor to the oil industry. Mr. Stevens also brings finance experience to our Board through his role as a member of the audit committee of a public company and as the former CFO of a public shipping company.

Nickel van Reesema	60	Mr. van Reesema, a director since June 2001, is the Chairman and Majority Owner of VanEnkevort Tug and Barge, located in Bark River, MI. Mr. van Reesema is also the Chief Operating Officer of Pasha Hawaii Transport Lines LLC, which owns and operates a United States-flagged 4,300 Pure Car Truck Carrier (PCTC) engaged in trading between the United States mainland and Hawaii. In 2007, Mr. van Reesema and his son Volckert founded Mid Ocean Marine LLC (MOM), located in South Norwalk, CT. MOM will pursue U.S.-flag shipping opportunities. Mr. van Reesema serves on both the Compensation and Nominating Committees.

		Mr. van Reesema brings industry and technology experience to our Board through his roles as CEO of several U.S. maritime companies, as COO of a west coast Hawaiian maritime company, and as the prior manager of an international shipping company.

(1) Mr. Mendenhall and Mr. McLean are brothers-in-law.

The Board of Directors recommends that the stockholders vote FOR the election of each nominee for director named above.

Procedures for Nomination of Directors

The Board of Directors, with the concurrence of the Nominating Committee, will consider written recommendations from stockholders for nominees for director. Stockholders wishing to submit names for consideration should submit the following to the Corporate Secretary, at the Company’s address as set forth on page one of this proxy statement:

*	Biographical information about the candidate and a statement about his or her qualifications;

* Any other information required to be disclosed about the candidate under the Securities and Exchange Commission’s proxy rules (including the candidate’s written consent to being named in the proxy statement and to serve as a director, if nominated and elected); and

* The name(s) and address(es) of the stockholder(s) recommending the candidate for consideration and the number of shares of Common Stock beneficially owned by each.

Stockholders must submit written recommendations to the Secretary of the Company at the principal executive offices of the Company no later than January 3, 2011 in order to be timely.

The Board of Directors, with the concurrence of the Nominating Committee, will apply the same criteria to all candidates it considers including any candidates submitted by stockholders. These criteria include independence, personal integrity, leadership skills, strategic thinking, education, professional experience, professional reputation, willingness to make a time commitment, and breadth of knowledge about matters affecting Trailer Bridge and its industry. There are no stated minimum criteria for director nominees. Rather, the Board of Directors, of the Nominating Committee, will look for skills and experience that will complement the board’s existing make-up.

Meetings and Committees of the Board

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. During the year ended December 31, 2009, the Board and committees had the following number of meetings:

	General	Compensation Committee	Audit Committee	Nominating Committee

Total Number of Meetings	18	1	5	1

Number of meetings attended by each director
Robert P. Burke	15	1	3	1
John D. McCown	18	N/A	N/A	N/A
Malcom P. McLean, Jr.	18	N/A	N/A	N/A
Greggory B. Mendenhall	18	N/A	N/A	N/A
Douglas E. Schimmel	18	1	5	1
Allen L. Stevens	18	1	5	1
Nickel van Reesema	14	1	N/A	1

During 2009, all directors, other than Mr. Burke attended at least 75% of the meetings of the Board of Directors and of the committees thereof on which they served. Mr. Burke did not attend at least 75% of the meetings of the Audit Committee of the Board of Directors.

The Nominating Committee is composed of Messrs. Burke, Schimmel, Stevens and van Reesema, each of whom is independent under NASDAQ rules. The Nominating Committee operates under a written charter, which is available on our website at www.trailerbridge.com.

The Nominating Committee evaluates incumbent directors to determine whether they should be nominated to stand for re-election, based on the types of criteria outlined above as well as the directors’ contributions to the board during their current term. All nominees for 2010 are incumbent directors. When vacancies develop, the Nominating Committee will solicit input regarding potential new candidates from a variety of sources, including existing directors and senior management. The Nominating Committee will evaluate potential candidates based on their biographical information and qualifications and also may arrange personal interviews of qualified candidates by one or more board members, including independent members, and senior management.

The duties of the Audit Committee, which operates under a written charter adopted by the Board of Directors, are to oversee the Company’s internal control structure; review the Company’s financial statements and other financial information to be included in the Company’s 10-K and Annual Report to Stockholders; select the independent auditors for the Company; and review the Company’s annual audit plan, among other things. The Audit Committee is comprised of Allen L. Stevens, who acts as its Chairman, Robert P. Burke, and Douglas E. Schimmel, each of whom is “independent” under NASDAQ rules. A copy of the Audit Committee Charter is available on our website at www.trailerbridge.com.

The duties of the Compensation Committee, which does not currently operate under a written charter, are to make recommendations to the Board of Directors concerning the salaries of the Company’s officers; to exercise the authority of the Board of Directors concerning the Company’s Incentive Stock Plan; and to advise the Board of Directors on other compensation and benefit matters. The members of the Compensation Committee are Messrs. Stevens, van Reesema, Burke and Schimmel. Mr. Schimmel acts as Chairman of the Compensation Committee.

No current member of the Compensation Committee is, or has ever been, an officer or employee of the Company. None of the Company’s Directors and none of their family members are employed as an executive of another company where any of the Company’s executives serve on the compensation committee of which the Director is an executive.

Company Leadership Structure

Our Company’s leadership structure currently consists of a separate Board Chairman and Chief Executive Officer. The Board believes that separating the positions of Chairman and Chief Executive Officer enhances Board independence and oversight. The structure allows the Chief Executive Officer to better focus on her responsibilities of running the Company, enhancing stockholder value and expanding and strengthening our enterprise, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. The structure also provides for more effective guidance and feedback to the Chief Executive Officer regarding her performance.

Board Role in Risk Oversight

The Board is actively involved in the oversight of risks that could affect the Company. This oversight is conducted primarily through committees of the Board. However, the full Board has retained responsibility for the general oversight of risks. The Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Risk Considerations in our Compensation Program

The Board believes that our compensation policies and practices are reasonable and properly align our employees’ interests with those of our stockholders. The Board believes that there are a number of factors that cause our compensation policies and practices to not have a material adverse effect on the Company. The fact that our executive officers and other employees have their discretionary incentive compensation tied to earnings encourages actions that improve the Company’s profitability over the short and long term. Furthermore, our stock option incentive plans further align the interests of our executive officers and other employees with the long term interests of our stockholders. In addition, our Compensation Committee reviews our compensation policies and practices to ensure that such policies and practices do not encourage our executive officers and other employees to take action that is likely to create a material adverse effect on the Company.

Compensation of Directors

Non-employee directors who are not independent receive an annual retainer of $15,000; independent directors receive an annual retainer of $20,000. In addition, each member of the Audit and Compensation Committees receives $10,000 for service on each committee. Each member of the Nominating Committee receives $5,000. In addition to the above, the Chairman of the Audit Committee receives an additional $15,000. Director fees for 2009 totaled $230,000. Under the current configuration of the Committees the Company’s board fees for 2010 are expected to be $230,000. All directors are reimbursed for expenses incurred in attending meetings.

The following table summarizes the compensation paid to the directors during 2009.

Name	Fees Earned or Paid in Cash	Total
Malcom P. McLean, Jr.	$15,000	$15,000

Greggory B. Mendenhall	$15,000	$15,000

Robert P. Burke	$45,000	$45,000

Allen L. Stevens	$60,000	$60,000

Nickel van Reesema	$35,000	$35,000

Douglas E. Schimmel	$45,000	$45,000

John D. McCown	$15,000	$15,000

EXECUTIVE OFFICERS OF THE COMPANY

Executive officers of the Company serve at the will of the Board of Directors. The executive officers of the Company are as follows:

NAME	AGE	POSITION

Ivy Barton Suter	56	Chief Executive Officer

William G. Gotimer, Jr.	50	Executive Vice President, General Counsel and Secretary

Adam E. Gawrysh, Jr.	43	Vice President of Sales and Chief Commercial Officer

Mark A. Tanner	58	Vice President of Administration and Chief Financial Officer

J. Edward Morley	62	Vice President of Marine Operations

Ms. Suter was appointed Chief Executive Officer in August 2009 and succeeded Ralph W. Heim, who served as the Company’s Interim Chief Executive Officer since December 2008. Ms. Suter has over 20 years of executive experience in a variety of industries, including transportation. Her prior experience includes serving as: Managing Director at Alvarez & Marsal; President of SPX’s Service Solutions Tools & Equipment, N.A.; and President of Gast Manufacturing, a unit of IDEX Corporation. Ms. Suter is a graduate of the U.S. Merchant Marine Academy at King’s Point, where she earned an Engineering degree and was in the first class of women to graduate from a Federal Academy. She also earned a B.S. in Mathematics from the University of Delaware and an MBA from the Harvard Business School.

Mr. Gotimer was appointed Executive Vice President in April 2003 and has served as General Counsel since 1991. Mr. Gotimer served as a director of the Company from 2001 to August 2005. Prior to the Company’s purchase of Kadampanattu Corp. in December 2004, he was a director, Vice President and General Counsel of Kadampanattu Corp. His previous experience includes legal counsel with British Airways, Plc., Pan American World Airways and McLean Industries. Mr. Gotimer has an LLM degree in Taxation from New York University School of Law and both a JD and B.S. degree in accounting from St. John’s University.

Mr. Gawrysh was appointed Chief Commercial Officer in November 2009 and directs all inland transportation operations, pricing and sales related activities. Mr. Gawrysh had previously served as Vice President Inland Operations since September 2005. Prior to joining Trailer Bridge in 1992, Mr. Gawrysh spent three years in various sales positions with several less than truckload transportation companies. Since joining Trailer Bridge he has held positions in the sales and inland transportation areas. Mr. Gawrysh graduated from Western Illinois University with a Bachelor of Science.

Mr. Tanner, a CPA, has served as Vice President of Administration and Chief Financial Officer since January 1992. Mr. Tanner joined Trailer Bridge in 1991 from Crowley Maritime Corporation where he held various financial management positions for over four years. His prior experience includes three years as Manager of Corporate Planning and Development for a large publicly held company and five years experience in public accounting. Mr. Tanner graduated from the University of North Florida with a B.B.A. degree in accounting.

Mr. Morley has served as Vice President of Operations since July 1992 and is responsible for marine and terminal operations. Prior to joining Trailer Bridge in 1991, Mr. Morley was with Sea-Land where he was responsible for operations in Puerto Rico from 1990 to 1991.

CODE OF ETHICS

The Company has adopted a code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions as well as to directors, officers and employees generally. The code of ethics is available on the Company’s website at www.trailerbridge.com. The Company intends to disclose any amendments to, or waivers of, its code of ethics on its website.

EXECUTIVE COMPENSATION

Overall Policy Regarding Executive Compensation

The Compensation Committee reviews and establishes, subject to approval of our Board of Directors, the compensation arrangements for our Chief Executive Officer and the other executive officers of the Company, including salaries, an incentive bonus plan, discretionary bonuses and grants of stock options under the Company’s Incentive Stock Plan. With respect to other officers, the Compensation Committee considers the input of the CEO.

Compensation Objectives and Philosophy

The design and operation of our compensation structure reflect the following objectives:

•	Recruiting and retaining talented leadership.

•	Implementing measurable individual annual performance targets and goals.

•	Correlating compensation more closely with stockholder value.

•	Emphasizing at risk and performance-based compensation, progressively weighted with level of responsibility.

The principal components of our compensation program are base salary, annual incentive bonuses, discretionary bonuses and long-term incentive awards in the form of stock options. We blend these elements in order to formulate compensation packages which provide competitive pay, reward the achievement of financial, operational and strategic objectives, and align the interests of our executive officers and other senior personnel with those of our stockholders.

The Compensation Committee and our senior executive officers structure discretionary annual incentive bonuses, which are payable only in cash, to reward executive officers and certain other members of management for attaining specific performance goals within their assigned area such as increases in revenue, finding material cost saving, refining processes, etc. during the preceding fiscal year. The annual discretionary incentive compensation program is based upon up to ten percent of the actual earnings before taxes subject to certain adjustments. The resulting incentive compensation is allocated among participating employees by assigning a certain number of points to each participant. The points under the annual incentive compensation program are determined by the Compensation Committee with consideration of the employee’s job position, length of service, and other factors.

Summary Compensation Table

The following table sets forth a summary of the annual, long-term, and other compensation for services rendered to the Company for the years ended December 31, 2009 and December 31, 2008 paid or awarded to those persons who were, at December 31, 2009: (i) the Company’s chief executive officer at any time during 2009 and (ii) the Company’s two most highly compensated executive officers (who are also the Company’s most highly compensated employees) other than the chief executive officer (collectively, including the Company’s chief executive officer, the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Cash Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total Compensation ($)

Ivy B. Suter, Chief Executive Officer (5)	2009	106,642	-	1,350,000	5,711	1,462,353

Ralph W. Heim (4) Former Chief Executive Officer	2009 2008	212,415 249,900	50,000 7,309	64,500 68,625	47,924 19,160	374,839 344,994

William G. Gotimer, Jr. Executive V. P. and General Counsel	2009 2008	303,450 303,450	18,634 4,232	367,625 65,880	7,979 7,156	697,688 380,718

Mark A. Tanner, Vice President of Administration and Chief Financial Officer	2009 2008	180,608 180,608	18,634 4,232	367,625 54,900	16,544 16,109	583,411 255,849

(1) This column is based upon amounts earned during the fiscal year.

(2) Option award amounts reflect the aggregate grant date fair value in accordance with FASB Accounting Standards Codification (“ASC”) 718, “Compensation – Stock Compensation”. The ASC 718 assumptions used in the calculation of the fair market value of the stock options are provided in the table below. The fair value of the stock options will likely vary from the actual value the holder receives because the actual value depends on the number of options exercised and the market price of our stock on the date of exercise.

The following table sets forth the ASC 718 assumptions used in the calculation of the stock options presented in “Summary Compensation Table.”

	2009			2008
Date of Grant	November 2	August 26	April 23	January 9
Expected life	6.5 years	6.5 years	6.5 years	6.5 years
Weighted average volatility	65.02%	65.13%	64.84%	45.98%
Weighted average risk-free interest rate	3.00%	3.09%	2.49%	3.40%
Dividend yield	None	None	None	None

(3) Represents the Company’s matching contribution to the Company’s Section 401(k) deferred compensation plan, car allowance and excess group life insurance premiums, respectively, as follows:

	2009
	401(k)	Car	Life Ins.	Severance	Total
Ivy B. Suter	$2,574	$2,911	$226	$-	$5,711
Ralph W. Heim	$7,350	$7,395	$3,014	$30,165	$47,924
William G. Gotimer, Jr.	$6,442	$-	$1,537	$-	$7,979
Mark A. Tanner	$6,238	$8,700	$1,606	$-	$16,544

(4) Mr. Heim resigned as the Company’s President and Chief Operating Officer on November 2, 2009. The Company recorded $250,000 in salaries, wages, and benefits as of December 31, 2009 related to Mr. Heim’s severance agreement, of which $30,165 was paid in the year ended December 31, 2009.

(5) Ms. Suter commenced employment with the Company on August 26, 2009.

Option/SAR Grants in 2009 Fiscal Year

On April 23, 2009, August 26, 2009 and November 2, 2009, the Company granted options to purchase 135,000, 500,000 and 325,000 shares, respectively, of the Company’s common stock under the Company’s Incentive Stock Plan. The options are subject to time vesting in equal increments over a five year period.

Option/SAR Exercises in 2009 Fiscal Year

During the first quarter of 2009, the Compensation Committee approved the use of the cashless exercise method for select officers for the March 1999 options. These cashless transactions allowed the aggregate spread of each holder’s options exercise minus relevant taxes to determine the number of shares issued to the holder. Each holder’s resulting tax liabilities were paid by the Company and reduced the Company’s Additional Paid In Capital Balance. The March 2009 cashless transaction resulted in an aggregate of 34,841 shares issued to officers out of 148,500 options to purchase common stock.

On November 2, 2009, Ralph W. Heim resigned as President and Chief Operating Officer and Robbie van Dijk resigned as Vice President of Pricing. Messrs Heim and van Dijk’s severance agreements approved the use of the cashless exercise method for their remaining exercisable options. Their December 2009 transactions resulted in an aggregate of 56,695 shares issued out of 196,600 options to purchase common stock.

Outstanding Equity Awards at 2009 Fiscal Year End

The following table sets forth the outstanding option awards held by the Named Executive Officers of the Company at December 31, 2009.

	Option Awards

Name	Number of Securities Underlying Unexercised Options - Exerciseable (#)	Number of Securities Underlying Unexercised Options - Unexerciseable (#)	Option Exercise Price	Option Expiration Date

Ivy B. Suter	-	500,000	$4.26	08/26/19	(5)

William G. Gotimer, Jr.	38,400	-	$2.84	07/25/10
	30,000	-	$2.88	05/10/12
	16,500	11,000	$8.61	12/20/16	(1)
	2,400	9,600	$10.90	01/09/18	(2)
	-	17,500	$3.44	04/23/19	(3)
	-	100,000	$5.22	11/02/19	(4)

Mark A. Tanner	38,400	-	$2.84	07/25/10
	25,000	-	$2.88	05/10/12
	13,800	9,200	$8.61	12/20/16	(1)
	2,000	8,000	$10.90	01/09/18	(2)
	-	17,500	$3.44	04/23/19	(3)
	-	100,000	$5.22	11/02/19	(4)

(1) Options vest ratably each year over a five year period which commenced on December 20, 2007 and will continue on each of December 20, 2010 and 2011.

(2) Options vest ratably each year over a five year period which commenced on January 9, 2008 and will continue on each of January 9, 2010, 2011, 2012 and 2013.

(3) Options vest ratably each year over a five year period commencing on April 23, 2010 and will continue on each of April 23, 2011, 2012, 2013 and 2014.

(4) Options vest ratably each year over a five year period commencing on November 2, 2010 and will continue on each of November 2, 2011, 2012, 2013 and 2014.

(5) Options vest ratably each year over a five year period commencing on August 26, 2010 and will continue on each of August 26, 2011, 2012, 2013 and 2014.

Employment Agreements, Including Potential Payments Upon Termination

On August 26, 2009, the Company’s Board of Directors appointed Ivy Barton Suter to serve as Chief Executive Officer. At that time Ms. Suter entered into an employment agreement with the Company for a period of two years, which will be automatically extended for consecutive one-year periods provided neither party provides notice of termination sixty (60) days prior to expiration of the term. In addition, Ms. Suter purchased from the Company 60,827 shares of the Company’s treasury stock for $250,000 (based on the closing price of the Company’s common stock on the NASDAQ on August 26, 2009 of $4.11 per share.)

On December 31, 2008, in order to comply with Section 409(A) of the Internal Revenue Code, the Company and William G. Gotimer, Jr. entered into an Amended and Restated Employment Agreement relating to his service as Executive Vice President and General Counsel of the Company, effective as of December 31, 2008. The term of Mr. Gotimer’s employment agreement is two years and it is automatically renewed for successive two-year terms. If the Company terminates Mr. Gotimer’s employment without cause or Mr. Gotimer terminates his employment for good reason, as those terms are defined in the employment agreement, he will be entitled to receive two years of his base salary, which is currently $303,450. This amount will not be subject to mitigation or reduction for other employment obtained during this period. In addition, Mr. Gotimer will be treated as continuing his employment during such two-year period for purposes of his stock options, including vesting and exercise provisions.

CERTAIN TRANSACTIONS

On August 26, 2009, Ms. Suter purchased from the Company 60,827 shares of the Company’s treasury stock for $250,000 (based on the closing price of the Company’s common stock on the NASDAQ on August 26, 2009 of $4.11 per share.)

2. PROPOSAL TO AMEND THE INCENTIVE STOCK PLAN

Introduction

The Board of Directors has approved, subject to shareholder approval, an amendment that: (a) increases the number of shares covered by the Company’s Incentive Stock Plan (the “Stock Plan”) by 125,000 shares; (b) increases, effective August 1, 2009, the number of shares subject to options that may be granted to a plan participant during any twelve-month period to 500,000; and (c) extends the Stock Plan’s termination date to December 31, 2015. As of March 31, 2010, there were 2,300,000 shares covered under the Stock Plan. There were 1,009,332 options that had been exercised, 1,055,075 options that were outstanding and 235,593 options that were available for issuance under the Stock Plan. The Company has granted options for 325,000 shares that are subject to our shareholders approving the amendment to increase the number of shares covered by the Stock Plan and has granted options for 264,500 shares to our CEO, Ms. Suter, subject to shareholders approving the amendment to increase the number of shares subject to options that may be granted to a plan participant during any twelve-month period. If our shareholders do not approve the amendment to our Stock Plan, these options will be forfeited. A copy of the amendment is attached to this Proxy Statement as Appendix A.

Reasons for and Possible Effect of the Amendment

The increased number of shares covered by the Stock Plan and extension of the Stock Plan’s termination date will allow the continuation of the Company’s policy of providing incentive awards in the form of stock options to eligible employees. These awards provide a means for key employees to increase their personal financial interest in the Company, stimulating the efforts of these employees and strengthening their desire to remain with the Company. Increasing the cap on the number of shares subject to options that may be granted to a plan participant during any twelve-month period increases the Company’s ability to attract and retain key employees.

Although awards and award recipients may vary in the future, two grants of options for 325,000 shares and 264,500 shares have been made to the Named Executive Officers listed in the table below subject to shareholder approval of the amendment.

New Plan Benefits
Name and Position	Number of Shares Subject to Options
Ivy B. Suter, Chief Executive Officer	264,500

William G. Gotimer, Jr. Executive V.P. and General Counsel	100,000

Mark A. Tanner, Vice President of Administration and Chief Financial Officer	100,000

Executive group	589,500

Non-executive director group	-

Non-executive employee group	-

Principal Features of the Stock Plan

The Stock Plan authorizes incentive awards in the form of options to purchase shares of common stock. All present and future key employees of the Company are eligible to receive awards under the Stock Plan (approximately 75 present employees are eligible to receive option awards). No more than 235,500 shares of common stock may be allocated to awards granted to any employee during any single calendar year unless shareholders approve the amendment increasing the cap to 500,000 shares of common stock. In the event of a stock dividend, stock split, merger or consolidation of shares or similar transaction, the number and type of shares subject to the Stock Plan or subject to outstanding options may be appropriately adjusted.

A committee of the Board of Directors consisting of at least two outside directors administers the Stock Plan and has the complete authority to determine when to grant awards, which employees are eligible to participate in the Stock

Plan, which eligible employees will receive awards, the number of shares to be allocated to each award and the terms and conditions of each award. The committee may impose conditions on the exercise of options, including performance targets and waiting periods, and may accelerate the exercisability of options.

Options to purchase shares of common stock granted under the Stock Plan may be incentive stock options or nonstatutory stock options. The option price of common stock may not be less than 100% (or, in the case of an incentive stock option granted to a 10% shareholder, 110%) of the fair market value of the common stock on the date of the option grant. The value of incentive stock options, based on the exercise price of options that become exercisable for the first time in any calendar year, is limited to $100,000.

If the option so provides, an optionee exercising an option may pay the purchase price in cash, by delivering shares of common stock or by delivering an exercise notice together with instructions to a broker to promptly deliver to the Company the amount of sale proceeds from the option shares to pay the exercise price.

Unless otherwise provided in the terms of the award, no options may be sold, transferred or pledged, or otherwise disposed of, other than by will or by the laws of descent and distribution. All rights granted to a participant under the Stock Plan are exercisable during his or her lifetime only by such participant. In its discretion, the committee may permit a participant to transfer an option without consideration to the participant’s children, grandchildren and/or spouse, or to trusts for the benefit of such family members or other entities of which such family members are the only equity owners.

The Board of Directors may amend or terminate the Stock Plan at any time, provided that no change will adversely affect any outstanding options without the option holder’s consent. If not sooner terminated by the board, the Stock Plan, as amended, will terminate on July 23, 2012 unless shareholders approve the amendment extending the Stock Plan to December 31, 2015.

Federal Income Tax Consequences

The holder of an incentive stock option generally recognizes no income for federal income tax purposes at the time of the grant or exercise of the option. However, the spread between the exercise price and the fair market value of the underlying shares on the date of exercise generally will constitute a tax preference item for purposes of the alternative minimum tax. The optionee generally will be entitled to long term capital gain treatment upon the sale of shares acquired pursuant to the exercise of an incentive stock option, if the shares have been held for more than two years from the date of the option grant and for more than one year after exercise. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), the gain realized on disposition will be compensation income to the optionee to the extent the fair market value of the underlying stock on the date of exercise exceeds the applicable exercise price. The Company will not be entitled to an income tax deduction in connection with the exercise of an incentive stock option but will generally be entitled to a deduction equal to the amount of any ordinary income recognized by an optionee upon a disqualifying disposition.

No income will be recognized by a participant at the time a nonstatutory option is granted. The exercise of a nonstatutory stock option will generally be a taxable event that requires the participant to recognize, as ordinary income, the difference between the fair market value of the shares at the time of exercise and the option exercise price. The Company ordinarily will be entitled to claim a federal income tax deduction on account of the exercise of a nonstatutory option equal to the ordinary income recognized by the participant.

Vote Required

The amendment to the Stock Plan will be approved if the votes cast in favor of approval of the amendment exceed the votes cast against approval. Abstentions and broker-non-votes will have no effect on the outcome of the vote.

The Board of Directors believes that approval of the amendment to the Stock Plan is in the best interest of all shareholders and recommends a vote FOR the amendment to the Stock Plan.

3. PROPOSAL TO AMEND THE NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

Introduction

The Board of Directors has approved, subject to shareholder approval, an amendment that; (a) increases the number of shares covered by the Company’s Non-Employee Director Stock Incentive Plan (the “Director Plan”) by 175,000 shares and (b) extends the Director Plan’s termination date to December 31, 2015. As of March 31, 2010, there were 50,000 shares covered under the Director Plan. There were 5,111 options that had been exercised, 35,000 options that were outstanding and 9,889 options that were available for issuance under the Director Plan. The Company has granted options for 175,000 shares that are subject to our shareholders approving the amendment to increase the number of shares covered by the Director Plan. If our shareholders do not approve the amendment to our Director Plan, these options will be forfeited. A copy of the amendment is attached to this Proxy Statement as Appendix B.

Reasons for and Possible Effect of the Amendment

The increased number of shares covered by the Director Plan and extension of the Director Plan’s termination date will allow the continuation of the Company’s policy of providing incentive awards in the form of stock options to non-employee directors. These awards provide a means for outside directors to increase their personal financial interest in the Company, which aligns the long-term interests of our outside directors with those of our shareholders.

Although awards and award recipients may vary in the future, a grant of options for 175,000 shares has been made to the individuals listed in the table below subject to shareholder approval of the amendment.

New Plan Benefits
Name and Position	Number of Shares Subject to Options
Malcom P. McLean, Jr.	25,000

Greggory B. Mendenhall	25,000

Robert P. Burke	25,000

Allen L. Stevens	25,000

Nickel van Reesema	25,000

Douglas E. Schimmel	25,000

John D. McCown	25,000

Ivy B. Suter, Chief Executive Officer	-

William G. Gotimer, Jr. Executive V.P. and General Counsel	-

Mark A. Tanner, Vice President of Administration and Chief Financial Officer	-

Executive group	-

Non-executive director group	175,000

Non-executive employee group	-

Principal Features of the Stock Plan

The Director Plan authorizes incentive awards to directors who are not employees of the Company in the form of stock options to purchase shares of common stock. No officer or employee of the Company will be entitled to any benefits under the Director Plan. The Board of Directors administers the Director Plan and has the complete authority to determine when to grant awards, which non-employee directors will receive awards and the terms of the awards. The Board of Directors may impose conditions on the exercise of options, including performance targets and waiting periods.

Options granted under the Director Plan must be nonstatutory stock options. The option price of Common Stock may not be less than 100% of the fair market value of the Common Stock on the date of the option grant. Options may be exercised only at such times as specified by the Board of Directors. If the option provides, an optionee exercising an option may pay the purchase price in cash, by delivering shares of Common Stock, or by delivering an exercise notice together with instructions to a broker to deliver to the Company the amount of sale proceeds from the option shares to pay the exercise price. The Board of Directors may accelerate the exercisability of an option, including upon a change of control of the Company or the sale of all or substantially all of its assets. Shares covered by the unexercised portion of a terminated option will be available for the issuance of new options.

Except as determined by the Board of Directors, options may not be transferred or pledged by a participant, other than by will or the laws of descent and distribution, and are not exercisable by a person other than a participant during the participant’s lifetime. In its discretion, the Board may permit a participant to transfer an option without consideration to the participant’s children, grandchildren and/or spouse, or to trusts for the benefit of such family members or other entities of which such family members are the only equity owners.

The Board of Directors may terminate or amend the Director Plan at any time, provided that no change will adversely affect an outstanding option without the participant’s consent. If not sooner terminated by the Board, the Director Plan will terminate at the close of business on July 10, 2010 unless shareholders approve the amendment extending the Director Plan to December 31, 2015.

Federal Income Tax Consequences

The holder of an incentive stock option generally recognizes no income for federal income tax purposes at the time of the grant or exercise of the option. However, the spread between the exercise price and the fair market value of the underlying shares on the date of exercise generally will constitute a tax preference item for purposes of the alternative minimum tax. The optionee generally will be entitled to long term capital gain treatment upon the sale of shares acquired pursuant to the exercise of an incentive stock option, if the shares have been held for more than two years from the date of the option grant and for more than one year after exercise. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), the gain realized on disposition will be compensation income to the optionee to the extent the fair market value of the underlying stock on the date of exercise exceeds the applicable exercise price. The Company will not be entitled to an income tax deduction in connection with the exercise of an incentive stock option but will generally be entitled to a deduction equal to the amount of any ordinary income recognized by an optionee upon a disqualifying disposition.

No income will be recognized by a participant at the time a nonstatutory option is granted. The exercise of a nonstatutory stock option will generally be a taxable event that requires the participant to recognize, as ordinary income, the difference between the fair market value of the shares at the time of exercise and the option exercise price. The Company ordinarily will be entitled to claim a federal income tax deduction on account of the exercise of a nonstatutory option equal to the ordinary income recognized by the participant.

Vote Required

The amendment to the Director Plan will be approved if the votes cast in favor of approval of the amendment exceed the votes cast against approval. Abstentions and broker-non-votes will have no effect on the outcome of the vote.

The Board of Directors believes that approval of the amendment to the Director Plan is in the best interest of all shareholders and recommends a vote FOR the amendment to the Director Plan.

REPORT OF THE AUDIT COMMITTEE

The purpose of the Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, is to oversee the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. The Audit Committee is comprised of Allen L. Stevens, Robert P. Burke, and Douglas E. Schimmel, each of who is “independent” under NASDAQ rules. All the Committee members are “financially literate,” and the Board of Directors has determined that Mr. Stevens, the Committee Chair, qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission and NASDAQ.

For the year ended December 31, 2009, the Audit Committee:

* retained BDO Seidman, LLP as the Company’s independent public accountants;

* reviewed and discussed the Company’s fiscal 2009 financial statements with management and representatives of BDO Seidman, LLP, the Company’s independent public accountants;

* discussed with BDO Seidman, LLP the matters required to be discussed and received copies of material written communications between BDO Seidman, LLP and management as required by Statement on Auditing Standards No. 61, (“Communications with Audit Committees”) as amended and adopted by the Public Company Accounting Oversight Board in Rule 3200T and Rule 2-07 of Regulation S-X;

* received the written disclosures and the letter from BDO Seidman, LLP and The GriggsGroup, P.A., a member of the BDO Alliance network of firms, regarding auditor’s independence as mandated by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526 (“Communication with Audit Committees Concerning Independence”); and

* discussed with BDO Seidman, LLP its independence.

Based on the foregoing review, discussions and disclosures, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the year ended December 31, 2009 be included in the Company’s annual report on Form 10-K for the year 2009.

AUDIT COMMITTEE:

Allen L. Stevens, Chairman

Robert P. Burke

Douglas E. Schimmel

4. PROPOSAL TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors has selected the firm of BDO Seidman, LLP to serve as our independent registered public accounting firm for the current fiscal year ending December 31, 2010. That firm has served as our auditors since 2005. Our Board of Directors has directed that the appointment of the independent registered public accounting firm be submitted for ratification by the shareholders at the annual meeting.

Shareholder ratification of the selection of BDO Seidman, LLP as our independent registered public accounting firm is not required by our articles of incorporation or bylaws. However, the Board of Directors is submitting the appointment of BDO Seidman, LLP as a matter of good corporate practice. If the shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain BDO Seidman, LLP. In such event, the Audit Committee may retain BDO Seidman, LLP notwithstanding the fact that the shareholders did not ratify the selection, or select another nationally recognized accounting firm without re-submitting the matter to a shareholder vote. Even if the selection is ratified, the audit committee retains the right in its discretion to select a different nationally recognized accounting firm at any time during the year if it determines that such a change would be in the best interests of our shareholders and us.

If your shares are held in an account at a brokerage firm or bank, your broker, bank or other nominee is permitted to vote your shares on the ratification of our independent registered public accounting firm without instructions from you.

Our Board of Directors recommends that the shareholders vote FOR the proposal to ratify the selection of BDO Seidman, LLP as our independent registered public accountants for the year ending December 31, 2010.

Principal Accounting Firm Fees

The following table provides information relating to the fees billed or to be billed to the Company for the years ended December 31, 2009 and 2008, by BDO Seidman, LLP, the Company’s independent registered public accounting firm:

	Audit Fees (a)	Audit-Related Fees	Tax Fees	All Other Fees	Total Fees

Fiscal Year 2009	$187,800	-	-	-	$187,800
Fiscal Year 2008	$178,100	-	14,233	-	$192,333

(a) The aggregate fees and expenses billed by BDO Seidman, LLP (“BDO”) included professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2009 and 2008, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for those fiscal years. Over 50% of the total hours spent by the auditors in carrying out the audit of the Company’s financial statements for the years ended December 31, 2009 and 2008, were spent by the GriggsGroup, P.A., members of the BDO Alliance network of firms. Such members are not full-time, permanent employees of BDO Seidman, LLP.

There are no exceptions to the policy of securing pre-approval of the audit committee for any service provided by our independent registered accounting firm.

PROXY SOLICITATION EXPENSE

The expense of proxy solicitation will be paid by the Company. In addition to the solicitation of proxies by use of the mail, solicitation also may be made by telephone, telegraph or personal interview by directors, officers, and regular employees of the Company, none of whom will receive additional compensation for any such solicitation. The Company will, upon request, reimburse brokers, banks, and similar organizations for out-of-pocket and reasonable clerical expenses incurred in forwarding proxy material to their principals.

STOCKHOLDER PROPOSALS AND COMMUNICATIONS

WITH THE BOARD OF DIRECTORS

Proposals of stockholders must be received in writing by the Secretary of the Company at the principal executive offices of the Company no later than January 3, 2011, in order to be considered for inclusion in the Company’s proxy statement relating to the next annual meeting of stockholders. The persons named in proxies solicited by the Company’s Board of Directors for the next annual meeting may exercise discretionary voting power with respect to any shareholder proposal which is not required to be included in the Company’s proxy statement and which is received later than March 18, 2011.

Stockholders who wish to communicate with the Company’s Board of Directors or with a particular director should send a letter to the Company’s General Counsel, Trailer Bridge, Inc., 10405 New Berlin Road East, Jacksonville, Florida 32226. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” The letter should identify the author as a stockholder and clearly state whether the intended recipients are all members of the board or one or more specified individual directors. The Secretary will make copies of each such letter and circulate it to the appropriate director or directors.

OTHER MATTERS

The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matters properly come before the Annual Meeting, it is intended that the accompanying proxy may be voted on such matters in accordance with the views of management.

Each stockholder, whether or not he or she expects to be present in person at the Annual Meeting, is requested to MARK, SIGN, DATE, and RETURN THE ENCLOSED PROXY in the accompanying envelope as promptly as possible. A stockholder may revoke his or her proxy at any time prior to voting.

By order of the Board of Directors,

WILLIAM G. GOTIMER, JR.

Executive Vice President,

General Counsel and Secretary

Jacksonville, Florida

April 23, 2009

Appendix A

AMENDMENT NO. 5

TO

TRAILER BRIDGE, INC.

STOCK INCENTIVE PLAN

Pursuant to Section 7.1 of the Trailer Bridge, Inc. Stock Incentive Plan (“Plan”), the Board of Directors of Trailer Bridge, Inc. (“Company”), in order to provide incentives to key employees of the Company and to align their interests with those of the stockholders, hereby adopts the following amendments to the Plan in order to (i) increase the number of Shares covered by the Plan by 125,000 Shares, (ii) increase the number of Options that may be granted to a Participant during any 12-month period, and (iii) to extend the term of the Plan through December 31, 2015.

All initially capitalized terms used in this Amendment and not expressly defined herein shall have the meanings ascribed to such terms under the Plan.

Section 4.1 of the Plan is hereby amended in its entirety to provide as follows:

“4.1 NUMBER OF SHARES AVAILABLE. Subject to Section 4.3, the maximum number of Shares which may be issued under the Plan is Two Million Four Hundred Twenty Five Thousand (2,425,000) Shares.”

Effective as of August 1, 2009, the first sentence of Section 5.2 of the Plan is hereby amended in its entirety to provide as follows:

“Notwithstanding any other provision of the Plan, the maximum number of Shares with respect to which Options, in the aggregate, may be awarded to any individual Key Employee Participant during any twelve-month period is Five Hundred Thousand (500,000).”

The first sentence of Section 7.2 of the Plan is hereby amended in its entirety to provide as follows:

“The Plan shall terminate at the close of business on December 31, 2015, provided, however, the Board of Directors of the Company shall have the right and power to terminate the Plan at any time prior thereto.”

This Amendment, and all grants of Shares authorized by this Amendment, shall be subject to approval by the stockholders of the Company and shall be null and void if not approved by the stockholders within twelve months of the date of adoption of this Amendment by the Company’s Board of Directors.

Except as expressly amended hereby, the Plan shall remain in full force and effect.

This Amendment was duly adopted by the Company’s Board of Directors on April 19, 2010.

A-1

Appendix B

AMENDMENT NO. 2

TO

TRAILER BRIDGE, INC.

NON-EMPLOYEE DIRECTOR

STOCK INCENTIVE PLAN

Pursuant to Section 7.1 of the Trailer Bridge, Inc. Non-Employee Director Stock Incentive Plan (“Plan”), the Board of Directors of Trailer Bridge, Inc. (“Company”) hereby adopts the following amendments to the Plan in order to (i) increase the number of Shares covered by the Plan by 175,000 Shares and (ii) to extend the term of the Plan through December 31, 2015.

All initially capitalized terms used in this Amendment and not expressly defined herein shall have the meanings ascribed to such terms under the Plan.

Section 4.1 of the Plan is hereby amended in its entirety to provide as follows:

“4.1 NUMBER OF SHARES AVAILABLE. Subject to Section 4.3, the maximum number of Shares which may be issued under the Plan is Two Hundred Twenty-Five Thousand (225,000) Shares.”

The first sentence of Section 7.2 of the Plan is hereby amended in its entirety to provide as follows:

“The Plan shall terminate at the close of business on December 31, 2015, provided, however, the Board of Directors of the Company shall have the right and power to terminate the Plan at any time prior thereto.”

This Amendment, and all grants of Shares authorized by this Amendment, shall be subject to approval by the stockholders of the Company and shall be null and void if not approved by the stockholders within twelve months of the date of adoption of this Amendment by the Company’s Board of Directors.

Except as expressly amended hereby, the Plan shall remain in full force and effect.

This Amendment was duly adopted by the Company’s Board of Directors on April 19, 2010.

B-1

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 27, 2010.

Vote by Internet
		•	Log on to the Internet and go to www.investorvote.com
		•	Follow the steps outlined on the secured website.
Vote by telephone
		•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	•	Follow the instructions provided by the recorded message.

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - Robert P. Burke		☐	☐	02 - Malcom P. McLean, Jr.	☐	☐	03 - Greggory B. Mendenhall	☐	☐

04 - Douglas E. Schimmel		☐	☐	05 - Allen L. Stevens	☐	☐	06 - Nickel van Reesema	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	To approve the Amendment to the Company’s Stock Incentive Plan.	☐	☐	☐	3.	To approve the Amendment to the Company’s Non-Employee Director Stock Incentive Plan.	☐	☐	☐

4.	To ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accountants for the year ending December 31, 2010.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign your name(s) exactly as it appears hereon. If signing as attorney or for estates, trusts or corporations, title or capacity should be indicated.

PLEASE RETURN THIS PROXY PROMPTLY

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

Proxy — TRAILER BRIDGE, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all previous proxies, hereby appoints WILLIAM G. GOTIMER, JR. and MARK A. TANNER, and each of them, proxies with power of substitution to each, to vote and act at the annual meeting of common shareholders of TRAILER BRIDGE, INC. to be held at Sheppard Mullin Richter & Hampton LLP, 30 Rockefeller Plaza, 24th Floor, New York, NY 10112 at 1:00 p.m. on Thursday, May 27, 2010, and at any adjournment thereof, on and with respect to the Common Stock of the undersigned, or on and with respect to which the undersigned is entitled to vote or act.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, AND AT ANY ADJOURNMENT THEREOF.

SEE REVERSE SIDE IMPORTANT - TO BE SIGNED AND DATED ON THE REVERSE SIDE